Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is made and entered effective as of January 1, 2012, (“Effective Date”) by and between Exit 21 Global Solutions, LLC, an Oregon limited liability company (“Exit 21”) and Respect Your Universe, Inc, a Nevada, Corperation (“Customer”).

RECITALS

A.           Customer is in the business of the commercial distribution and sale of men's and/or women's apparel and equipment.

B.           Customer desires to engage Exit 21 to provide those services set forth in Section 2.1 hereof and Exhibit B hereto in connection with the Customer's apparel line on the terms set forth herein.

C.           Customer desires to receive from Exit 21 and Exit 21 desires to provide to Customer the services as specified in this Agreement.

AGREEMENT

SECTION 1.	DEFINITIONS

Capitalized terms not specifically defined in this Section 1 will have the meaning ascribed to them as set forth elsewhere in this Agreement.  The following terms have the following meanings:

“Customer Products” means Customer's men's and/or women's apparel and equipment as more fully described in Exhibit A, attached hereto and incorporated herein by this reference.  Additional products may be added to Exhibit A upon mutual written agreement.

 “Merchandising and Design Services” means product development, technical design, and general product design and merchandising.

“Sourcing Services” means identification of manufacturing and development facilities worldwide, the facilitation of manufacturing and procurement relationships, and work related to price negotiations, production scheduling, quality assurance and supply chain management, and assistance with locating freight forwarders where requested.

“Third-Party” means any individual, corporation, partnership, limited liability company, trust, estate, association, governmental authority or other entity that is not a party to this Agreement.

SECTION 2.	SERVICES

2.1          Services.  Subject to the terms and conditions of this Agreement, Exit 21 will provide Customer with the Merchandising and Design Services, Sourcing Services, and the Product Creation Services as set forth on Exhibit B.

2.2          Cooperation.  Customer agrees to provide all information and cooperation, at Customer's sole expense, to Exit 21 as reasonably necessary to enable Exit 21 to perform its obligations under this Agreement.

2.3          Relationship of the Parties.  The relationship of Customer and Exit 21 established by this Agreement is that of independent contractors.  Nothing in this Agreement shall be construed to: (i) give either party any right to direct or control any day-to-day activities of the other, (ii) constitute the parties as partners, joint ventures, co-owners or as participants in any joint undertaking; or (iii) give either party the authority to make any commitment whatsoever for or on behalf of the other party.  All financial and other obligations associated with either party's business are and shall be the sole responsibility of such party.  Each party agrees and acknowledges that Exit 21 is not an employee or agent of Customer.  Exit 21 agrees that it shall not represent that it is an employee or agent of Customer.  Exit 21 hereby acknowledges and agrees that it shall not be entitled to workers' compensation, retirement benefits, insurance, or other benefits provided by Customer to employees of Customer.

SECTION 3.	COMPENSATION

3.1          Compensation.  Customer will pay Exit 21 the compensation set forth in Exhibit C (“Compensation”), on the terms set forth in Exhibit C. The portion of the Compensation specifically paid for Exit 21 management services are not to exceed 10% of related product creation costs.

3.2           Expenses.  Customer will reimburse Exit 21 for reasonable expenses pre-approved by Customer CFO incurred by Exit 21 in connection with the performance of the services, upon Exit 21’s compliance with the reasonable expense reimbursement instructions, policies, and rules that Customer may establish from time to time.

SECTION 4.	LIMITED WARRANTY

4.1.         Limited Warranty. Exit 21 warrants to Customer that the services will be performed by qualified personnel in a professional manner.  Except for the express warranty above, Exit 21 expressly excludes all warranties with respect to the services or the Consumer Products, express and implied, including but not limited to the warranty of merchantability, the warranty of fitness for a particular purpose, and any warranties that may have arisen from course of dealing or usage of trade

SECTION 5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF CUSTOMER

5.1          Intellectual Property.  No trademark, copyright, or other design or creative work provided by Customer in the development of any Customer Product infringes the trademark, copyright, or other intellectual property rights of any Third Party.

5.2          Taxes.  Customer is solely responsible for, and will pay when due, any and all taxes on the Customer Products, including without limitation all tariffs, duties, new sales, use, excise, ad valorem, and any other similar taxes, imposed or levied by any federal, state local or foreign governmental agency on the Customer Products, as well as taxes imposed upon the net income of Customer.

5.3          Nonsolicitation and No Hire.  For a period beginning on the date of this Agreement and ending one year after termination of this Agreement, Customer will not: (i) solicit any employee or independent contractor of Exit 21 to become an employee or independent contractor of Customer or any other person; (ii) solicit any Exit 21, service provider, customer or other business relation of Exit 21 to become a business relation of Customer; or (iii)  hire as an employee or engage as an independent contractor any person who was an employee or independent contractor of Exit 21 at any time during the term of this Agreement.

SECTION 6.	INDEMNIFICATION

6.1          Indemnification Obligations of Customer.  Customer will indemnify and defend Exit 21 from and against any claim brought against Exit 21 by Customer or a Third-Party that it is: (i) based on or connected with of any breach of a representation, warranty or covenant in Section 5; (ii) based on errors or omissions of manufacturers of Customer Products; or (iii) claims based on theories of product liability, personal injury, or property damage that is caused by a Customer Product.

SECTION 7.	INTELLECTUAL PROPERTY

7.1          Definition.  “Creative Work” means any work that Exit 21 creates or has created in connection with the services.  “Creative Work” specifically does not include any pre-existing proprietary designs or services of Exit 21 that may be incorporated into the services provided hereunder.

7.2          Work Made for Hire.  The Creative Work is, was, and will be specially ordered and commissioned for use by Customer and is owned by Customer, and is a work made for hire for copyright purposes to the extent it qualifies as such under applicable law.

7.3          Assignment.  Exit 21 assigns to Customer Exit 21’s entire interest in the Creative Work, including but not limited to all copyrights, patent rights, trade secret rights, trademark rights, and other intellectual property and proprietary rights in the Creative Work.

7.4          Moral Rights.  Exit 21 assigns to Customer any moral rights that Exit 21 may have in the Creative Work, and waives any right to assert any moral rights in any portion of the Creative Work.

7.5          Perfection.  At the request and expense of Customer, Exit 21 will sign such documents and take such actions that Customer deems reasonably necessary to perfect, protect, and evidence Customer’s rights in the Creative Work.

SECTION 8.	TERM OF AGREEMENT AND TERMINATION

8.1          The term of this Agreement shall be effective as of the Effective Date and shall continue for 6 months.  This Agreement shall renew automatically for an additional term of 6 months, unless notice of non-renewal is given to the other party at least 90 days prior to the expiration of this Agreement.

8.2          Either party may terminate this Agreement if the other party materially breaches this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach.

8.3          Sections 3, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, and 18 will survive any expiration or termination of this Agreement.

SECTION 9.	ENTIRE AGREEMENT; MODIFICATION

This Agreement constitutes the entire understanding of the parties and shall supersede any other oral or written agreements.  This Agreement may not be modified in any way without the written consent of both parties.

SECTION 10.	ASSIGNMENT

Neither party may assign or transfer the rights or delegate any duties under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.  Notwithstanding the foregoing, neither party will be required to obtain the other party's consent to assign and delegate this Agreement in its entirety to a Third-Party that is purchasing all or substantially all of the assigning party's assets or capital stock.  All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.  Any assignment, transfer or delegation of any of the rights or obligations under this Agreement in violation of the foregoing is null and void.

SECTION 11.	CHOICE OF LAW

This Agreement shall be interpreted according to the laws of the state of Oregon, excluding its conflicts of law rules.

SECTION 12.	LIMITATION OF LIABILITY

EVEN IF ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE AND REGARDLESS OF WHETHER A CLAIM ARISES UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY, STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES, IN NO EVENT: (i) SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGES OF ANY KIND (INCLUDING LOSS BUSINESS OR PROFITS); (iii) NOR SHALL EITHER PARTY'S TOTAL CUMULATIVE LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNT PAYABLE TO EXIT 21 PURSUANT TO THIS AGREEMENT. The parties expressly agree that the allocation of risk contained in this Section is an essential basis of this Agreement.

SECTION 13.	CONFIDENTIALITY

13.1        Each party acknowledges that that the other's non-public information, including, without limitation, price lists, pricing information, customer lists, manufacturing contacts, financial information, product information, product plans, marketing plans, and marketing strategies, constitute confidential information (“Confidential Information”) that (i) is valuable and confidential information of the disclosing party, and (ii) is and shall remain the sole and exclusive property of the disclosing party.  Each party further acknowledges that the disclosing party shall have, in addition to other remedies available at law, the right to enjoin the use or disclosure of such party's Confidential Information in violation of this Agreement.

13.2        Neither party shall use or disclose to any Third-Party any Confidential Information except as reasonably necessary to perform its obligations or exercise its rights under this Agreement.  Upon any termination or expiration, both parties will return to the other party all tangible Confidential Information disclosed by the other party and will immediately cease all use of the other party's Confidential Information.

13.3        Confidential Information shall not include any information which (i) is or becomes publicly available without fault of the receiving party; (ii) is independently developed by the receiving party without use or access to the disclosing party's Confidential Information; or (iii) was known to the receiving party prior to its receipt of the Confidential Information from the disclosing party and is not subject to other restriction on disclosure.

SECTION 14.	NOTICES

All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered personally (in which case it shall be deemed given when delivered), mailed by certified or registered mail, postage prepaid, return receipt requested (in which case it shall be deemed given one (1) week after mailing) or sent by facsimile, with a confirmation copy simultaneously mailed (in which case it shall be deemed given when transmitted), at the addresses indicated below.  Notice of change of address shall be given in the same manner as other communications.

If to Customer:

Respect Your Universe, Inc.
____________________________
____________________________
Facsimile Number: (___) _______

If to Exit 21:

____________________________
____________________________
____________________________
Facsimile Number: (___) _______

SECTION 15.	DISPUTES AND ARBITRATION

The parties agree that any dispute arising hereunder, including the construction or application of this Agreement, shall be settled by arbitration in accordance with the rules of the Arbitration Service of Portland, then in force, and that all arbitration hearings shall be held in Portland, Oregon.  The decision of the arbitrator shall be final and binding upon the parties both as to law and to fact, and shall not be appealed to any court in any jurisdiction.  Any court of competent jurisdiction may, however, enter judgment in accordance with the arbitrator and entertain all proceedings for enforcement of such judgment.  The expense of the arbitrator shall be shared equally by the parties, unless the arbitrator determines that the expenses shall be otherwise assessed.

SECTION 16.	SEVERABILITY

If any portion of this Agreement shall be determined to be illegal or otherwise unenforceable in any circumstance by any arbitrator or judge, such determination shall not affect the validity of any other provision hereof or the validity of the provision in question as to any other circumstance.

SECTION 17.	HEADINGS

The section headings contained in this Agreement are included for convenience only and shall not limit or otherwise affect the terms hereof.

SECTION 18.              AUDIT RIGHT

Exit 21 shall maintain all necessary records during the term of this Agreement and for a period of one (1) year thereafter to permit Customer to audit, at Customer’s sole cost and expense and not more than once per product development season, Exit 21’s records for the purpose of determining compliance with Exit 21’s obligation not to charge Customer for services fees beyond 10% of related product creation costs (the “Audit”). Customer shall provide reasonable advance notice of an Audit.  In the event the Audit discloses that Exit 21 overcharged Customer, Exit 21 shall, in addition to immediately correcting any underpaid amounts, reimburse Customer for reasonable costs and expenses associated with such Audit.

Effective Date:   1/1/12

Customer:

Respect Your Universe, Inc.	Exit 21 Global Solutions, LLC:

By:	By:
(Signature)	(Signature)

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT A
to
Services Agreement

Customer Products

Men’s, Women’s and Youth Apparel and Equipment

EXHIBIT B
to
Services Agreement

Services

The Production Creation of SPSU 13 Apparel & and Equipment 107 styles for Men, Women’s and Youth product. Catagories of Creation are Competition, Training, Sportswear, Running and Youth.

See attached excel spreadsheet titled RYU SpSu2013 Project Quote for detailed break out of all services rendered as part of this agreement.

EXHIBIT C
to
Services Agreement

Compensation

Fees.  The fee for the services provided by Exit 21 shall be $386,000.00.  The fees are payable in three installments 50% due on 1/11/12, 25% due on 3/1/12 and final 25% due on 5/1/12.  A late fee of 5% will be assessed on any payment not made within 10 business days of when due.

Additional Fees.  In addtiton to the services set forth on Exhibit B and the fees for such services set forth above, at the request of Customer, Exit 21 may provide additional services to Customer hereunder.  The fees for these additional services will be computed on an hourly basis, at the rate of $150.00 per hour.  The fees are payable monthly within 5 days of invoice.  A late fee of 2% will be assessed on any payment not made within 5 business days of when due.